SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement          ( )   Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e) (2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Southern BancShares (N.C.), Inc.
                 (Name of Registrant as Specified in its Charter)


       (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.

( )  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)    Amount Previously Paid:

     2)    Form, Schedule, or Registration Statement No.:

     3)    Filing Party:

     4)    Date Filed:

                       SOUTHERN BANCSHARES (N.C.), INC.

                          100 North Center Street
                      Mount Olive, North Carolina  28365



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                          To Be Held April 16, 1997


  NOTICE is hereby given that the Annual Meeting of Shareholders of Southern BancShares (N.C.), Inc. ("Southern BancShares") will be held as follows:

                 Place:          Main Office Lobby
                                 Southern Bank and Trust Company
                                 100 North Center Street
                                 Mount Olive, North Carolina

                 Date:           Wednesday, April 16, 1997

                 Time:           5:30 P.M.

The purposes of the meeting are:

     1. To elect an 18-member Board of Directors, each member to hold office for a term of one year or until his or her respective successor is duly elected and qualified.

     2. To consider and vote on a proposal to ratify the appointment of KPMG Peat Marwick LLP as Southern BancShares' independent public accountants for 1997.

     3. To transact any other business that may properly come before the Annual Meeting.


        SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE THE PRESENCE OF A QUORUM, ALL SHAREHOLDERS, EVEN THOUGH THEY PLAN TO ATTEND, ARE URGED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE POSTAGE PREPAID ENVELOPE PROVIDED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT AND VOTE IN PERSON IF YOU ATTEND THE MEETING.


                                 By Order of the Board of Directors

                                 [sig. appears here]

                                 David A. Bean, Secretary


March 21, 1997

                        SOUTHERN BANCSHARES (N.C.), INC.

                           100 North Center Street
                       Mount Olive, North Carolina  28365



                                PROXY STATEMENT



                         Annual Meeting of Shareholders
                           To Be Held April 16, 1997


        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Southern BancShares (N.C.), Inc. ("Southern BancShares") of proxies in the form enclosed herewith to be used at the Annual Meeting of Shareholders of Southern BancShares to be held in the Main Office Lobby of Southern Bank and Trust Company (the "Bank"), 100 North Center Street, Mount Olive, North Carolina, at 5:30 P.M. on April 16, 1997, or any adjournments thereof. In addition to solicitation by mail, proxies may be solicited personally or by telephone by directors, officers or employees of Southern BancShares and the Bank. Expenses of such proxy solicitation will be paid by Southern BancShares. Persons named in the proxy to represent shareholders at the meeting are R. S. Williams, W. A. Potts and John N. Walker. This Proxy Statement is first being mailed to Southern BancShares' shareholders on March 21, 1997.

        Shares represented by each proxy that is properly executed and returned, and not revoked, will be voted in accordance with the instructions contained therein. If no instructions are given, those shares will be voted "FOR" the election of each of the 18 nominees for director named in Proposal 1 below, and "FOR" ratification of the appointment of KPMG Peat Marwick LLP as Southern BancShares' independent public accountants for 1997. On such other matters as may properly come before the meeting, the persons named in the form of proxy to represent shareholders will be authorized to vote all proxies in accordance with their best judgment on such matters. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, all proxies may be voted for a substitute nominee designated by the Board of Directors. A shareholder who executes a proxy has the right to revoke it at any time before it is voted by filing with the Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and requesting the right to vote in person.

                             VOTING SECURITIES

	At the close of business on March 10, 1997, Southern BancShares had outstanding voting securities as follows: 119,918 shares of $5 par value common stock, entitled to one vote per share; 407,752 shares of no par value Series B non-cumulative preferred stock, entitled to one vote per 38 shares; and 43,631 shares of no par value Series C non-cumulative preferred stock, entitled to one vote per 38 shares.

                   RECORD DATE; VOTE REQUIRED FOR APPROVAL

        March 10, 1997, has been set as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting, shareholders will be entitled to cast the appropriate number of votes for the shares of Southern BancShares' voting securities standing of record in their respective names at the close of business on that date. In the election of directors, the 18 candidates receiving the highest numbers of votes shall be elected. For Proposal 2 to be approved, a majority of the votes represented, in person and by proxy, and entitled to be cast at the Annual Meeting, must be cast in favor of approval. In the voting at the Annual Meeting, abstentions will have the same effect as votes against Proposal
2.  Broker non-votes will have no effect in the voting on Proposal 2.

                  PRINCIPAL HOLDERS OF VOTING SECURITIES

        At the close of business on March 10, 1997, persons known to management to own beneficially or of record 5% or more of any class of Southern BancShares' voting securities were as follows:

                                                 Amount and
  Title                                            Nature             Percentage     Percentage
   of           Name and Address                of Beneficial             of          of Total
  Class       of Beneficial Owner                 Ownership*            Class          Votes**


Common        Frank B. Holding                     31,131(1)            25.96%          23.62%
              Smithfield, North Carolina

              Lewis R. Holding                     28,127(2)            23.46%          21.34%
              Lyford Cay, Bahamas

              Helen Corbett Woodard                 6,180(3)             5.15%           4.69%
              Virginia Beach, Virginia

Series B      Frank B. Holding                     22,171(4)            5.44%            .44%
Preferred     Smithfield, North Carolina

Series C      James R. Hendrix                      6,120              14.03%            .12%
Preferred     Tyner, North Carolina

              Elmo J. Peele                         3,229               7.40%            .06%
              Lewiston-Woodville, North Carolina

              Charlie H. Spivey                     2,550               5.84%            .05%
              Sunbury, North Carolina

              Harry N. and Nell C. Willey           2,200(5)            5.04%            .04%
              Enfield, North Carolina


*	Except as otherwise stated in the footnotes below, the shares shown as beneficially owned are, to the best of management's knowledge, owned of record by the persons named and such persons exercise sole voting and investment power with respect to those shares.

**	This column reflects the votes to which these shares are entitled as a percentage of the aggregate votes that may be cast by the holders of all shares of Southern BancShares' outstanding voting securities. For further information as to the number of outstanding shares and voting rights of the common and preferred stock, see the section of this Proxy Statement above entitled "VOTING SECURITIES".

(1)	Frank B. Holding exercises sole voting and investment power as to 7,349 shares of common stock held directly. He disclaims beneficial ownership as to shares included above and held by his wife (1,802 shares), by his adult son and daughters and their spouses (20,880 shares) and by his wife and First-Citizens Bank & Trust Company as co-trustees of several irrevocable trusts for the benefit of his adult son and daughters (1,100 shares).

(2) Lewis R. Holding exercises sole voting and investment power as to 22,576 shares of common stock held directly. He disclaims beneficial ownership as to shares included above and held by his wife directly (4,298 shares), by his wife and George H. Broadrick as co-trustees of two irrevocable trusts for the benefit of his adult daughters (1,100 shares) and held directly by one of his adult daughters (153 shares).

(3) Helen Corbett Woodard exercises sole voting and investment power as to 2,804 shares of common stock held on her own behalf and as to an additional 3,376 shares held by her as sole trustee of a trust for the benefit of her brother, Robert L. Corbett, Jr.

(4) Frank B. Holding exercises sole voting and investment power as to 946 shares of Series B preferred stock held directly. He exercises shared voting and investment power as to 17,205 shares of Series B held by First Citizens BancShares, Inc., a corporation of which Mr. Holding is deemed a "control person" for beneficial ownership purposes. He disclaims beneficial ownership as to 4,020 shares of Series B held by his adult children and their spouses, which shares are included above.

(5) Harry N. Willey and Nell C. Willey exercise shared voting and investment power as to 1,700 shares of Series C preferred stock held jointly, and Mr. Willey exercises sole voting and investment power as to an additional 500 shares of Series C held directly and included above.



               OWNERSHIP OF VOTING SECURITIES BY MANAGEMENT

        As of the close of business on March 10, 1997, the beneficial ownership of Southern BancShares' voting securities by its directors and certain named executive officers, and by all directors and executive officers as a group, was as follows:

                                                Amount and
 Title                                            Nature      Percentage   Percentage
  of                    Name of                of Beneficial     of         of Total
 Class            Beneficial Owner               Ownership*     Class        Votes**

Common         Bynum R. Brown                       372          .31%         .28%

               William H. Bryan                     108          .09%         .08%

               D. Hugh Carlton                      288(1)       .24%         .22%

               Robert J. Carroll                     30          .03%         .02%

               Hope H. Connell                    4,542(2)      3.79%        3.45%

               J. Edwin Drew                      3,553(3)      2.96%        2.70%

               Moses B. Gillam, Jr.                 125          .10%         .09%

               LeRoy C. Hand, Jr.                   148(4)       .12%         .11%

               Frank B. Holding                  31,131(5)     25.96%       23.62%

               M. J. McSorley                       204(6)       .17%         .15%

               W. B. Midyette, Jr.                  150          .13%         .11%

               W. Hunter Morgan                     350(7)       .29%         .27%

               Charles I. Pierce, Sr.                70          .06%         .05%

               W. A. Potts                          550(8)       .46%         .42%

               Charles L. Revelle, Jr.            1,020          .85%         .77%

               Charles O. Sykes                     100          .08%         .08%

               John N. Walker                       190          .16%         .14%

               R. S. Williams                       225(9)       .19%         .17%

               All directors and executive
               officers as a group (22 persons)  38,684        32.26%       29.35%

                                                Amount and
Title                                             Nature     Percentage    Percentage
 of                Name of                    of Beneficial      of         of Total
Class          Beneficial Owner                 Ownership*      Class        Votes**

Series B       Bynum R. Brown                     2,358          .58%         .05%
Preferred
               Robert J. Carroll                  2,687(10)      .66%         .05%

               Hope H. Connell                    2,000(2)       .49%         .04%

               LeRoy C. Hand, Jr.                17,522(4)      4.30%         .35%

               Frank B. Holding                  22,171(11)     5.44%         .44%

               M. J. McSorley                     5,225(12)     1.28%         .10%

               W. Hunter Morgan                   7,368(7)      1.81%         .15%

               Charles I. Pierce, Sr.               336(13)      .08%         .01%

               R. S. Williams                     7,109(9)      1.74%         .14%

               All directors and executive
               officers as a group (22 persons)  64,776        15.89%         1.29%


Series C       M. J. McSorley                       25(12)       .06%          .00%
Preferred
               Charles I. Pierce,   Sr.            139(13)       .32%          .00%

               All directors and executive
               officers as a group (22 persons)    164           .38%          .00%


* Except as otherwise stated in the footnotes below, the shares shown above as beneficially owned are, to the best of management's knowledge, owned of record by the persons named and such persons exercise sole voting and investment power with respect to such shares.

**	This column reflects the votes to which these shares are entitled as a percentage of the aggregate votes that may be cast by the holders of all shares of Southern BancShares' outstanding voting securities. For further information as to the number of outstanding shares and voting rights of the common and preferred stock, see the section of this Proxy Statement above entitled "VOTING SECURITIES".

(1) D. Hugh Carlton exercises sole voting and investment power as to 114 shares of common stock held directly, and shared voting and investment power as to 149 shares of common stock held by Carlton Insurance Agency, Inc., of which he is deemed a control person. He shares voting and investment power as to an additional 25 shares of common stock held by his spouse.

(2) Hope H. Connell exercises sole voting and investment power as to 2,893 shares of common stock held directly and as to 200 shares of common stock held by her as custodian for her son. She exercises shared voting and investment power as to 220 shares of common stock held in a trust for her benefit by First-Citizens Bank & Trust Company and her mother as co-trustees. She disclaims beneficial ownership as to 537 shares of common stock and 2,000 shares of Series B held by her husband on his own behalf and as to 692 shares of common stock held by her husband as custodian for their sons and included above. All of such shares also are included, and disclaimed, in the beneficial ownership shown above for her father, Frank B. Holding.

(3) J. Edwin Drew exercises sole voting and investment power as to 2,939 shares of common stock held directly and 614 shares of common stock held in a self-directed retirement plan.
                                       4

(4)	LeRoy C. Hand, Jr. exercises sole voting and investment power as to 100 shares of common stock and 11,233 shares of Series B preferred stock held directly. He disclaims beneficial ownership as to 48 shares of common stock and 6,289 shares of Series B preferred stock owned by his wife and included above.

(5) For an explanation of the nature of the beneficial ownership of the common stock shown above as beneficially owned by Frank B. Holding, see footnote (1) of the section of this Proxy Statement entitled "PRINCIPAL HOLDERS OF VOTING SECURITIES." Included in the shares shown as beneficially owned by Mr. Holding are 4,542 shares of common stock also shown above as beneficially owned by his daughter, Hope H. Connell, as to which shares Mr. Holding disclaims beneficial ownership.

(6) M. J. McSorley exercises sole voting and investment power as to 144 shares of common stock held directly and disclaims beneficial ownership as to 60 shares of common stock held by his wife and included above.

(7) W. Hunter Morgan exercises sole voting and investment power as to 225 shares of common stock and 1,795 shares of Series B preferred stock held directly. He disclaims beneficial ownership as to 125 shares of common stock and 2,131 shares of Series B held by his wife and included above. He exercises shared voting and investment power as to 3,442 shares of Series B held by Kellogg-Morgan Agency, Inc., a corporation of which Mr. Morgan is deemed a "control person" for beneficial ownership purposes, which shares are included above.

(8) W. A. Potts exercises sole voting and investment power as to 350 shares of common stock held directly and disclaims beneficial ownership as to 200 shares of common stock held by his wife and included above.

(9) R. S. Williams exercises sole voting and investment power as to 175 shares of common stock and 6,785 shares of Series B preferred stock held directly. He disclaims beneficial ownership as to 50 shares of common stock and 324 shares of Series B held by his wife and included above.

(10) Robert J. Carroll exercises sole voting and investment power as to 1,994 shares of Series B preferred stock held directly and disclaims beneficial ownership as to 693 shares of Series B held by his wife and included above.

(11) For an explanation of the nature of the beneficial ownership of the Series B preferred stock shown above as beneficially owned by Frank B. Holding, see footnote (4) of the section of this Proxy Statement entitled "PRINCIPAL HOLDERS OF VOTING SECURITIES."

(12) M. J. McSorley exercises sole voting and investment power as to 344 shares of Series B preferred stock held directly and disclaims beneficial ownership as to 4,881 shares of Series B and 25 shares of Series C held by his wife and included above.

(13) Charles I. Pierce, Sr. exercises sole voting and investment power as to 265 shares of Series B and 110 shares of Series C preferred stock held directly. He exercises shared voting and investment power as to 71 shares of Series B and 29 shares of Series C held jointly with his adult son.

                    PROPOSAL 1:  ELECTION OF DIRECTORS

        The Bylaws of Southern BancShares provide for not less than 5 nor more than 23 directors. The Board of Directors is authorized to establish within those limits the number of directors to be elected each year and has set the number of directors at 18 for election at the Annual Meeting. The nominees for the Board of Directors set forth below consist of the 18 current directors who have been nominated to be reelected for terms of one year or until their successors have been duly elected and qualified:

                             Positions
                               with
                             Southern        Year               Principal Occupation
 Name, Address              BancShares      First             and Business Experience
   and Age                  and Bank       Elected(1)           For Past Five Years

Bynum R. Brown             Director          1986            President and Owner, Bynum R.
Murfreesboro, NC                                             Brown Agency, Inc.
   71                                                        (real estate and insurance);
                                                             Secretary/Treasurer,
                                                             Roanoke Valley Nursing Home,
                                                             Inc.; President and
                                                             Owner, Brown Manor, Inc. (family
                                                             care home)

William H. Bryan           Director          1992            President, Director and
Mount Olive, NC                                              Treasurer, Mount Olive Pickle
   39                                                        Company, Inc. (manufacturer of
                                                             pickle and pepper products)

D. Hugh Carlton            Director          1994            President, Carlton Insurance
Warsaw, NC                                                   Agency, Inc.
   65                                                        (insurance)

Robert J. Carroll          Director          1986            President and Owner, Carroll's
Gates, NC                                                    Garage, Inc.
   72                                                        (truck and farm equipment
                                                             dealer)

Hope H. Connell (2)        Director          1992            Senior Vice President,
Raleigh, NC                                                  First-Citizens Bank & Trust
   34                                                        Company

J. Edwin Drew              Director          1973            Retired physician and former
Macclesfield, NC                                             President, J. Edwin Drew, M.D.,
   66                                                        P.A.

Moses B. Gillam, Jr. (3)   Director          1982            Partner, Gillam and Gillam
Windsor, NC                                                  (attorneys)
   80

LeRoy C. Hand, Jr.         Director          1986            Retired physician and former
Camden, NC                                                   President, Albemarle Emergency
   76                                                        Associates, P.A.

Frank B. Holding (2)       Director;         1962            Executive Vice Chairman of the
Smithfield, NC             Chairman                          Board, First Citizens
   68                      of Executive                      BancShares, Inc. and First-
                           Committee                         Citizens Bank & Trust
                                                             Company; Vice Chairman of the
                                                             Board, First Citizens
                                                             Bancorporation of S.C., Inc. and
                                                             First-Citizens Bank
                                                             and Trust Company of South
                                                             Carolina


M. J. McSorley             Director;         1990            President and Chief Executive
Mount Olive, NC            President                         Officer of the Bank;
   63                      of Bank;                          Vice President of Southern
                           Vice                              BancShares
                           President
                           Southern
                           BancShares


                           Positions
                             with
                           Southern          Year               Principal Occupation
Name, Address             BancShares         First             and Business Experience
  and Age                  and Bank        Elected (1)          For Past Five Years

W. B. Midyette, Jr.        Director          1982            Retired farmer
Bath, NC
   77

W. Hunter Morgan           Director          1986            President, Kellogg-Morgan
Sunbury, NC                                                  Agency, Inc.
   66                                                        (insurance)

Charles I. Pierce, Sr.     Director          1986            President, Pierce Printing Co.,
Ahoskie, NC                                                  Inc. (commercial printers)
   79

W. A. Potts                Vice              1968            Retired veterinarian and former
Mount Olive, NC            Chairman of                       President, W. A. Potts, DVM, P.A.;
   70                      the Board                         Chairman of the Board,
                                                             Mount Olive Pickle Company, Inc.

Charles L. Revelle, Jr.    Director          1986            Chairman of the Board, Revelle
Murfreesboro, NC                                             Agri-Products, Inc.; Vice President,
   70                                                        Revelle Builders of NC, Inc.;
                                                             President, Revelle Equipment
                                                             Co., Inc. (agribusiness)

Charles O. Sykes           Director          1984            President, Mount Olive Livestock
Mount Olive, NC                                              Market, Inc. (livestock auction
   67                                                        market and dealer)

John N. Walker             Director          1971            President Emeritus (former
Mount Olive, NC                                              President, Chief
   71                                                        Executive Officer and Director),
                                                             Mount Olive Pickle Company, Inc.
                                                             (manufacturer of pickle and
                                                             pepper products)

R. S. Williams             Chairman of the   1971            Chairman of the Board and
Mount Olive, NC            Board; President                  Consultant, Southern
   68                      of Southern                       BancShares and Bank; President,
                           BancShares                        Southern BancShares
                                                             (retired President of Bank)


(1) Refers to the year each director first became a director of Southern BancShares or its predecessor or, if elected to the Board prior to December 31, 1982, the year first elected to the Board of the Bank.

(2) Hope H. Connell is the daughter of Frank B. Holding.

(3) The firm of Gillam and Gillam performed legal services for the Bank in 1996, and it is expected that such relationship will continue during 1997. Mr. Gillam is a partner in the firm.


        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE 18 NOMINEES LISTED ABOVE FOR THE BOARD OF DIRECTORS.

                        Compensation of Directors

        Compensation paid to directors includes a quarterly retainer of $400, plus $200 for attendance at each meeting of the Board of Directors, $100 for attendance at each meeting of a Board committee of which a director is a member, and $40 for attendance at each monthly local advisory board meeting. Directors R. S. Williams, Frank B. Holding and M. J. McSorley do not receive directors' compensation for serving on the Board of Directors or its committees.

	Since his retirement as the Bank's President in December 1989, R. S. Williams has been compensated for his services pursuant to a consulting and noncompetition agreement with the Bank under which he currently receives monthly payments of $2,533 for the noncompetition arrangement and $300 for his consulting services. In addition, Mr. Williams receives payments under the Bank's Pension Plan. For further information, see the sections of this Proxy Statement entitled "Executive Compensation", "Pension Plan" and "Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

             Meetings and Committees of the Boards of Directors

        The Boards of Directors of Southern BancShares and the Bank held four joint meetings in 1996. All directors attended at least 75% of the aggregate number of meetings of Southern BancShares' Board of Directors and any committees on which they served during their terms, with the exception of D. Hugh Carlton.

        There are several standing committees of the Boards, including an Audit and Compliance Committee and a Compensation Committee. Southern BancShares' Board of Directors does not have a standing nominating committee or any other committee performing equivalent functions.

        The Audit and Compliance Committee currently consists of John N.
Walker - Chairman, William H. Bryan, W. A. Potts, and Charles O. Sykes. The Committee oversees the scope and detail of the continuous audit program conducted by the audit staff of the Bank's affiliate, First-Citizens Bank & Trust Company ("First Citizens"), pursuant to an agreement between the Bank and First Citizens (see "Transactions with Management"). The Committee periodically reviews reports on the work of such external auditors and related matters. Subject to the approval of the Board of Directors and ratification by the shareholders of Southern BancShares, the Audit and Compliance Committee engages a qualified firm of certified public accountants to conduct an annual audit of Southern BancShares' consolidated financial statements. The Committee receives written reports from the accounting firm and reviews nonaudit services proposed by management to be provided by the accounting firm. During 1996, the Audit and Compliance Committee held four meetings.

	The members of the Compensation Committee are listed below. The Compensation Committee reviews the Bank's compensation program, including salary, pension and incentive compensation plans and such other employee benefit matters as it deems appropriate. In conjunction with management, the Committee makes recommendations to the entire Board of Directors with regard to salaries and other forms of compensation. The Compensation Committee held one meeting during 1996.

	Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are: Frank B. Holding - Chairman, William H. Bryan, W. A. Potts, Charles O. Sykes, John N. Walker and R. S. Williams. Mr. Holding is Executive Vice Chairman of First Citizens BancShares, Inc. and its wholly-owned subsidiary, First-Citizens Bank & Trust Company, Raleigh, N.C. ("First Citizens"). First Citizens provides various services to the Bank and Southern BancShares, including the management consulting services of Mr. Holding (see "Transactions with Management"). Mr. Williams is President and Chief Executive Officer of Southern BancShares. He retired as president of the Bank in December 1989, but continues to serve as a consultant to both the Bank and Southern BancShares (see footnote (2) to the Summary Compensation Table below and "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below).

                  Committee Report on Executive Compensation

        The Bank attempts to provide compensation at levels that will enable it to attract and retain qualified and motivated individuals as officers and employees. At the present time, annual salary is the only form of compensation paid to or for the benefit of executive officers (other than benefits under the Bank's 401(k) salary deferral plan and other customary employee benefit and welfare plans, including a defined benefit pension plan). The Compensation Committee (the "Committee") administers the Bank's compensation program and has the responsibility for matters involving the compensation of executive officers.

        For 1996, the Committee established a recommended salary for each executive officer, including the chief executive officer of the Bank, based on an evaluation of that officer's individual level of responsibility and performance. The Committee's recommendations were reported to and subject to the approval of the Board of Directors, which made all final decisions regarding the salaries of executive officers. The performance of individual executive officers and the Bank's financial performance in general were considered by the Committee and the Board of Directors in connection with the setting of salaries for 1996. However, the setting of salaries largely is subjective and there are no specific formulae, objective criteria or other such mechanism by which adjustments to each executive officer's salary are tied empirically to his individual performance or to the Bank's financial performance.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of annual compensation in excess of $1,000,000 paid to certain executive officers of public corporations. As none of BancShares' executive officers receive annual compensation approaching that amount, BancShares' Board of Directors has not adopted a policy with respect to Section 162(m).



                                            Compensation Committee:

                                            Frank B. Holding, Chairman
                                            William H. Bryan
                                            W. A. Potts
                                            Charles O. Sykes
                                            John N. Walker
                                            R. S. Williams

                             Executive Officers


        Certain information regarding the executive officers of Southern BancShares and the Bank is set forth in the following table. All executive officers serve at the pleasure of the Board of Directors.


     Name                  Age            Positions with Southern BancShares and
                                          the Bank and Prior Positions for Past Five Years
R. S. Williams             67             Chairman of the Board of Southern
                                          BancShares and the Bank; President
                                          and Chief Executive Officer of
                                          Southern BancShares; President of
                                          the Bank prior to July 1989


M. J. McSorley             63             President and Chief Executive
                                          Officer of the Bank since
                                          July 1989; Vice President of
                                          Southern BancShares since April
                                          1990; Director of the Bank and
                                          Director of Southern BancShares
                                          since 1990

John C. Pegram, Jr.        52             Executive Vice President of the
                                          Bank since January 15, 1997;
                                          formerly Senior Vice President of
                                          the Bank from November 1995; prior
                                          to that, Vice President and
                                          Regional Supervisor of the Bank


Paul A. Brewer             54             Senior Vice President of the Bank
                                          since December 1992; former Regional
                                          Vice President of the Bank; Assistant
                                          Secretary of Southern BancShares
                                          since 1986

Richard D. Ray             50             Senior Vice President of the Bank
                                          since January 1993; former Regional
                                          Vice President of the Bank; Assistant
                                          Treasurer of Southern BancShares
                                          since 1991

David A. Bean              48             Secretary of Southern BancShares
                                          and the Bank since January 1992;
                                          Vice President and Controller of
                                          the Bank since 1984; Treasurer of
                                          Southern BancShares since 1986

                                       10

                           Executive Compensation

        The following table shows, for 1996, 1995 and 1994, the cash and certain other compensation paid to or received or deferred by certain of the executive officers of Southern BancShares and the Bank, respectively, in all capacities in which they served.




                                                SUMMARY COMPENSATION TABLE

                                              Annual Compensation            Long-Term Compensation

                                                                                Awards       Payouts

                                                              Other                                            All
                                                              Annual    Restricted                           Other
  Name and                                                    Compen-    Stock       Options/   LTIP         Compen-
  Principal                                 Salary    Bonus   sation     Awards       SARs    Payouts        sation
  Position                    Year          ($)(1)     ($)      ($)       ($)          (#)      ($)           ($)

R. S. Williams,              1996             -0-       -0-      -0-        -0-         -0-        -0-     80,900(2)
 Chairman of the
 Board, President            1995             -0-      6,000     -0-        -0-         -0-        -0-     78,500(2)
 and Chief Executive
 Officer of Southern         1994             -0-       -0-      -0-        -0-         -0-        -0-     78,500(2)
 BancShares (2)

M. J. McSorley,              1996          128,055      -0-      -0-        -0-         -0-        -0-      5,286(3)
 President and Chief
 Executive Officer of        1995          119,730      -0-      -0-        -0-         -0-        -0-      5,237(3)
 the Bank and Vice
 President of                1994          111,900      -0-      -0-        -0-         -0-        -0-      4,989(3)
 Southern BancShares




(1) Includes amounts deferred at the election of Mr. McSorley pursuant to the Bank's Section 401(k) salary deferral plan.

(2) Mr. Williams retired from active employment with the Bank in December 1989, but he continues to serve as President and Chief Executive Officer of Southern BancShares. However, Mr. Williams does not receive a salary for his services as an officer of Southern BancShares. The $80,900 in other compensation for 1996 is comprised of $46,900 in benefits from the Bank's pension plan and $34,000 received pursuant to a noncompetition and consulting agreement with the Bank. The $78,500 shown for 1995 and 1994 is comprised of $46,900 in benefits from the Bank's pension plan and $31,600 received from the agreement with the Bank. (See the sections of this Proxy Statement entitled "Pension Plan" and "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.)

(3) Consists entirely of the Bank's contributions on behalf of Mr. McSorley pursuant to the terms of the Bank's Section 401(k) salary deferral plan.

                                     Pension Plan

        The following table shows the estimated annual benefits payable to a covered participant at normal retirement age under the Bank's qualified defined benefit pension plan (the "Pension Plan") based on various specified numbers of years of service and levels of covered compensation.

                                     Years of Service

Final
Average            10      15       20       25       30       35      40
Compensation      Years   Years    Years    Years    Years    Years   Years

$150,000        $25,958  $38,936  $51,915  $64,894  $77,873  $90,851  $99,851

 125,000         21,333   31,999   42,665   53,331   63,998   74,664   82,164

 100,000         16,708   25,061   33,415   41,769   50,123   58,476   64,476

  75,000         12,083   18,124   24,165   30,206   36,248   42,289   46,789

  50,000          7,458   11,186   14,915   18,644   22,373   26,101   29,101


	Benefits shown in the table are computed as straight life annuities beginning at age 65 and are not subject to a deduction for Social Security benefits or any other offset amount. A participant's compensation covered by the Pension Plan is his base salary, and the participant's benefits are based on his "final average compensation" covered by the Pension Plan, which consists of the average earnings of the participant during the five highest consecutive earning years of the last ten complete calendar years as a participant. The current estimated years of service and "final average compensation", respectively, for Mr. M. J. McSorley are 37 years and $114,291. Mr. R. S. Williams retired from employment with the Bank in December 1989 and receives benefits of $46,900 per year pursuant to the terms of the Pension Plan.


               Employment Contracts, Termination of Employment
                    and Change-in-Control Arrangements

        Effective on Chairman R. S. Williams' retirement from employment with the Bank in December 1989, he entered into a noncompetition and consulting agreement with the Bank pursuant to which he provides advisory and consulting services to the Bank, will not compete with the Bank in North Carolina, and currently receives monthly payments of $2,533 for the noncompetition arrangement and $300 for consulting services. The agreement, as amended, will terminate on December 31, 1997, unless further extended by mutual agreement of the parties involved.

        Pursuant to the terms of a similar agreement with the Bank, M. J. McSorley, President of the Bank, will receive monthly payments of $1,067 for a noncompetition arrangement and $356 for consulting services during the ten-year period following his retirement.

                               Performance Graph

        The following line graph compares the cumulative total shareholder return (the "CTSR") on Southern BancShares' common stock during the previous five fiscal years with the CTSR over the same measurement period of the Nasdaq-U.S. index and the Nasdaq Banks index. Each line graph assumes $100 invested on January 1, 1992, and that dividends were reinvested in additional shares.



	Comparison of Five-Year Cumulative Total Shareholder Return among
               Southern BancShares (N.C.), Inc., Nasdaq Banks and
                          Nasdaq-US Companies Indices


                             [CHART APPEARS HERE]



                    +Southern     []Nasdaq
        Year        BancShares      Banks       *Nasdaq-US


        1991           $100         $100          $ 100

        1992            101          146            116

        1993            143          166            134

        1994            145          165            131

        1995            146          246            185

        1996            235          326            227

                                       13

                         Transactions with Management

        The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with several of the directors, executive officers, and principal shareholders of Southern BancShares and the Bank and their associates. Loans included in those transactions were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and did not involve more than the normal risk of collectibility or present other unfavorable features. Each such transaction has been approved by the Board of Directors of the Bank.

	Frank B. Holding, a director and principal shareholder of Southern BancShares, and Lewis R. Holding, a principal shareholder of Southern BancShares, are directors, executive officers and principal shareholders of First Citizens BancShares, Inc., the bank holding company for First-Citizens Bank & Trust Company, Raleigh, N.C. ("First Citizens"). Hope H. Connell, the daughter of Frank B. Holding and a director of Southern BancShares, also is a principal shareholder of First Citizens BancShares, Inc. and an officer of First Citizens. During 1996, the Bank paid fees to First Citizens in an aggregate amount of $2,328,136 for data and item processing services, internal audit services, securities portfolio management services, the management consulting services of Frank B. Holding, and services as trustee for the Bank's pension plan and Section 401(k) salary deferral plan. During 1997, the Bank projects that its payments to First Citizens for similar services will be approximately $2,416,000, of which total the salary reimbursement payments to First Citizens for the management consulting services of Frank B. Holding are projected to amount to approximately $75,842.

        During 1996, the Bank paid $76,658 to Carlton Insurance Agency, Inc., of which D. Hugh Carlton, a director of Southern BancShares and the Bank, is President, for servicing the general liability and comprehensive insurance policies on property and vehicles for the Bank, as well as the Bank's workers' compensation coverage and umbrella policies. It is expected that such relationship will continue during 1997.

	PROPOSAL 2:  RATIFICATION OF INDEPENDENT ACCOUNTANTS

	Subject to ratification by the shareholders, the Board of Directors has approved the appointment of KPMG Peat Marwick LLP, Certified Public Accountants ("Peat Marwick"), as Southern BancShares' independent accountants for fiscal 1997. During 1995, Peat Marwick replaced Price Waterhouse LLP ("Price Waterhouse"), which had served as Southern BancShares' independent accountants since its organization in 1986 and had previously been engaged by its predecessors. The appointment of Peat Marwick was first approved by the Board of Directors of Southern BancShares on January 18, 1995, based upon the recommendation of its Audit Committee. Such appointment has been ratified by shareholders at the 1995 and 1996 Annual Meetings.

	During Southern BancShares' two fiscal years prior to the change in accountants, and through January 18, 1995, the date of the Board's approval of the change in accountants (which was also the date of Price Waterhouse's report on Southern BancShares' financial statements for the year ended December 31,
1994), there were no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to such firm's satisfaction, would have caused it to make reference to the subject matter of such disagreement in connection with its reports; and, during that period, Price Waterhouse's reports on the financial statements of Southern BancShares did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        Representatives of Peat Marwick are expected to be present at the Annual Meeting and available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if they so desire.

	THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF SOUTHERN BANCSHARES FOR 1997.

                        PROPOSALS OF SHAREHOLDERS

        Any proposal of a shareholder which is intended to be presented at the 1998 Annual Meeting must be received by Southern BancShares at its principal office in Mount Olive, North Carolina, no later than December 1, 1997, in order that any such proposal be timely received for inclusion in the proxy statement and form of proxy to be issued in connection with that meeting. It is anticipated that the 1998 Annual Meeting will be held on a date during April 1998.

                           ANNUAL REPORT ON FORM 10-K

         Southern BancShares is required to file with the Securities and Exchange Commission an Annual Report on Form 10-K within 90 days after the end of each fiscal year. ON OR AFTER MARCH 31, 1997, UPON WRITTEN REQUEST TO DAVID
A. BEAN, TREASURER AND SECRETARY, SOUTHERN BANCSHARES (N.C.), INC., POST OFFICE BOX 729, MOUNT OLIVE, NORTH CAROLINA 28365, BY A SHAREHOLDER OF SOUTHERN BANCSHARES ENTITLED TO VOTE AT THE ANNUAL MEETING, A COPY OF SOUTHERN BANCSHARES' ANNUAL REPORT ON FORM 10-K FOR 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED WITHOUT CHARGE TO THE SHAREHOLDER MAKING SUCH REQUEST.

                                 OTHER MATTERS

        The Board of Directors knows of no other business to be brought before the meeting or any adjournment thereof. Should other matters properly come before the meeting, the persons named in the proxy to represent the shareholders will be authorized to vote according to their best judgment on such matters.

                                      By Order of the Board of Directors

                                      [Sig. appears here]

                                      David A. Bean, Secretary





March 21, 1997
                                       15

*******************************************************************************
                                    APPENDIX

                      SOUTHERN BANCSHARES (N.C.), INC.

                          100 North Center Street
                     Mount Olive, North Carolina  28365

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

	The undersigned hereby appoints R. S. Williams, W. A. Potts and John N. Walker, or any of them, attorneys and proxies, with power of substitution, to vote all outstanding stock of Southern BancShares (N.C.), Inc. held of record by the undersigned on March 10, 1997, at the Annual Meeting of Shareholders of Southern BancShares (N.C.), Inc. to be held in the Main Office Lobby, Southern Bank and Trust Company, 100 North Center Street, Mount Olive, North Carolina, at 5:30 P.M. on April 16, 1997, and any adjournments thereof, on the matters listed below:

1. ELECTION OF DIRECTORS:

   [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote for
       (except as indicated otherwise)         all nominees listed below

Nominees: Bynum R. Brown; William H. Bryan; D. Hugh Carlton; Robert J. Carroll; Hope H. Connell; J. Edwin Drew; Moses B. Gillam, Jr.; LeRoy C. Hand, Jr.; Frank B. Holding; M. J. McSorley; W. B. Midyette, Jr.; W. Hunter Morgan; Charles I. Pierce, Sr.; W. A. Potts; Charles L. Revelle, Jr.; Charles O. Sykes; John N. Walker; R. S. Williams.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.



2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS:  Proposal to
        ratify the appointment of KPMG Peat Marwick LLP, as independent accountants for 1997.


   [ ] FOR                       [ ] AGAINST                        [ ] ABSTAIN

3. OTHER BUSINESS: Should other matters properly come before the Annual Meeting, the persons named herein as attorneys and proxies are authorized to vote the shares represented by this proxy in accordance with their best judgment.

	THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION TO THE CONTRARY, THE PROXYHOLDERS WILL VOTE THIS PROXY "FOR" PROPOSAL 2, AND "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY NOMINEE LISTED IN PROPOSAL 1 HAS BECOME UNAVAILABLE FOR ANY REASON, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE FOR A SUBSTITUTE NOMINEE. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY AN INSTRUMENT REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

        Please date and sign exactly as name appears below. When shares are held jointly by more than one person, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    Dated:                           , 1997



                                                                     (SEAL)
                                    Signature


                                                                     (SEAL)
                                    Signature if held jointly









PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED
ENVELOPE